Exhibit 77(q)(1)(a)(1)

                               ING MAYFLOWER TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST


         The undersigned, being all the Trustees of ING Mayflower Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Declaration of Trust dated August 18, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to dissolve an existing series of the Trust as follows:

         1. There being no shares outstanding of the "ING Growth + Value Fund," the establishment and designation of the series is hereby rescinded and the series is hereby abolished as a series of the Trust.

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.



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Paul S. Doherty, as Trustee                 David W.C. Putnam, as Trustee


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J. Michael Earley, as Trustee               Blaine E. Rieke, as Trustee


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R. Barbara Gitenstein, as Trustee           John G. Turner, as Trustee


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Walter H. May, as Trustee                   Roger B. Vincent, as Trustee


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Thomas J. McInerney, as Trustee             Richard A. Wedemeyer, as Trustee


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Jock Patton, as Trustee